Exhibit 10.9

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into as of July` 1, 2004, by and between NETWOLVES CORPORATION, a New York corporation, with its principal office located at 4805 W. Independence Parkway, Suite 101, Tampa, FL 33634-7511 (together with its successors and assigns permitted under this Agreement, "NetWolves") and WALTER M. GROTEKE ("Groteke"), amends and restates in its entirety the original agreement made and entered into as of October 1, 2000 between NetWolves and Groteke ("Prior Agreement"), except for equity issued and the cumulative effect of cost-of- living adjustments under the prior agreement which shall remain in full force and effect.

                                   WITNESSETH:

     WHEREAS, NetWolves has determined that it is in the best interests of NetWolves and its stockholders to continue to employ Groteke and to set forth in this Agreement the obligations and duties of both NetWolves and Groteke; and

     WHEREAS, NetWolves wishes to assure itself of the services of Groteke for the period hereinafter provided, and Groteke is willing to be employed by NetWolves for said period, upon the terms and conditions provided in this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, NetWolves and Groteke (individually a "Party" and together the "Parties") agree as follows:

     1.   DEFINITIONS.

     (a) "Beneficiary" shall mean the person or persons named by Groteke pursuant to Section 16 below or, in the event that no such person is named who survives Groteke, his estate.

     (b) "Board" shall mean the Board of Directors of NetWolves.

     (c) "Cause" shall mean:

     (i) Groteke's conviction of a felony involving an act or acts of dishonesty on his part and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of NetWolves;

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     (ii) willful and  continued  failure of Groteke to perform his  obligations under this Agreement, resulting in demonstrable material economic harm to NetWolves, or

     (iii) a material breach by Groteke of the provisions of Sections 13 or 14 below to the demonstrable and material detriment of NetWolves.

     Notwithstanding the foregoing, in no event shall Groteke's failure to perform the duties associated with his position caused by his mental or physical disability constitute Cause for his termination.

     For purposes of this Section 1(c), no act or failure to act on the part of Groteke shall be considered "willful" unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that his action or omission was in the best interests of NetWolves. Any act or failure to act based upon authority given pursuant to a resolution adopted by the Board or based upon the advice of counsel for NetWolves shall be conclusively presumed to be done, or omitted to be done, by Groteke in good faith and in the best interests of NetWolves.

     (d) "Change in Control" shall mean the occurrence of any of the following events:

     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of NetWolves when such acquisition causes such Person to own 30 percent or more of the combined voting power of the then outstanding voting securities of NetWolves entitled to vote generally in the election of directors (the "Outstanding NetWolves Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from NetWolves, (B) any acquisition by NetWolves, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by NetWolves or any corporation controlled by NetWolves or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person's beneficial ownership of the Outstanding NetWolves Voting Securities reaches or exceeds 30 percent as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of NetWolves, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 30 percent or more of the Outstanding NetWolves Voting Securities; or

     (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by NetWolves'

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stockholders,  was  approved by a vote of at least a majority  of the  directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or subsequently all of the assets of NetWolves or the acquisition of assets of another entity ("Business Combination"); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding NetWolves Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns NetWolves or all or substantially all of NetWolves' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding NetWolves Voting Securities,
     (B) no Person (excluding any employee benefit plan (or related trust) of NetWolves or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv)  approval  by  the   stockholders  of  NetWolves  of  a  complete
     liquidation or dissolution of the Company.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee" shall mean the Compensation Committee of the Board.

          (g) "Disability" shall mean the illness or other mental or physical disability of Groteke, as determined by a physician acceptable to NetWolves and Groteke, resulting in his failure during the Employment Term, (i) to perform substantially his applicable material duties under this Agreement for a period of nine consecutive months and (ii) to return to the performance of his duties within 30 days after receiving written notice of termination.

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     (h)  "Employment  Term"  shall mean the period  specified  in Section  2(b)
below.

     (i) "Fiscal Year" shall mean the 12-month period beginning on July 1 and ending on the next subsequent June 30, or such other 12-month period as may constitute NetWolves's fiscal year at any time hereafter.

     (j) "Good Reason" shall mean, at any time during the Employment Term, without Groteke's prior written consent or his acquiescence:

     (i) reduction in his then current Salary;

     (ii) diminution, reduction or other adverse change in the bonus or incentive compensation opportunities available to Groteke (with respect to the level of bonus opportunities, the applicable performance criteria and otherwise the manner in which bonuses are determined) in the aggregate from those available as of the date hereof in accordance with Section 4(a) below;

     (iii) NetWolves's failure to pay Groteke any amounts otherwise vested and due him hereunder or under any plan or policy of NetWolves;

     (iv)   diminution   of   Groteke's   titles,   position,   authorities   or
responsibilities, including not serving on the Board;

     (v) assignment to Groteke of duties incompatible with his position of Chief Executive Officer;

     (vi) termination by Groteke of his employment within one year following a Change in Control other than (a) by mutual agreement, (b) for Cause or (c) by reason of Retirement, death or Disability;

     (vii) imposition of a requirement that Groteke report other than directly to the full Board;

     (viii) a material breach of the Agreement by NetWolves that is not cured within 10 business days after written notification by Groteke of such breach; or

     (ix) relocation of NetWolves' corporate headquarters to a location more than 50 miles from the location first above described or 50 miles from the current location of Netwolves' Tampa, Florida facility.

     (k) "Salary" shall mean the annual salary provided for in Section 3 below, as adjusted from time to time.


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     (l) "Spouse" shall mean, during the Term of Employment, the woman who as of any relevant date is legally married to Groteke.

     (m) "Subsidiary" shall mean any corporation of which NetWolves owns, directly or indirectly, more than 50 percent of its voting stock.


     2. EMPLOYMENT TERM, POSITIONS AND DUTIES.

     (a) Employment of Groteke. NetWolves hereby continues to employ Groteke, and Groteke hereby accepts continued employment with NetWolves, in the positions and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated. Groteke shall render services to NetWolves principally at NetWolves's corporate headquarters, but he shall do such traveling on behalf of NetWolves as shall be reasonably required in the course of the performance of his duties hereunder, including to its Tampa facility.

     (b) Employment Term. The Employment Term shall commence on the date hereof and shall terminate on June 30, 2010.

     (c) Titles and Duties.

     (i) Until the date of  termination  of his  employment  hereunder,  Groteke shall be employed as Chief Executive Officer, reporting to the full Board. In his capacity as Chief Executive Officer, Groteke shall have the customary powers, responsibilities and authorities of chief executive officers of corporations of the size, type and nature of NetWolves including, without limitation, authority, in conjunction with the Board as appropriate, to hire and terminate other employees of NetWolves.

     (ii) During the Employment Term, NetWolves shall uses its best efforts to secure the election of Groteke to the Board and to the chairmanship thereof. During the Employment Term, if the Board forms an executive or similar committee, Groteke shall serve thereon.

     (d) Time and Effort.

     (i) Groteke agrees to devote his best efforts and abilities, and such of his business time and attention as is reasonably necessary, to the affairs of NetWolves in order to carry out his duties and responsibilities under this Agreement.

     (ii) Notwithstanding the foregoing, nothing shall preclude Groteke from (A) serving on the boards of a reasonable number of trade associations, charitable organizations and/or businesses not in competition with NetWolves, (B) engaging in charitable activities and community affairs and (C) managing his personal

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investments  and  affairs;  provided,  however,  that,  such  activities  do not
materially   interfere   with  the   proper   performance   of  his  duties  and
responsibilities specified in Section 2 (c) above.

     3. SALARY.

     (a) Initial Salary. Groteke shall receive from NetWolves a Salary, payable in accordance with the regular payroll practices of NetWolves, in a minimum amount of $275,000.

     (b) Cost-of-Living Increase. During the Employment Term Groteke's Salary shall be increased semiannually by an amount equal to the increase in the cost of living for the immediately preceding calendar half-year, as reported in the "Consumer Price Index, New York and Northeastern New Jersey, All Items," published by the United States Department of Labor, Bureau of Labor Statistics (or, if such index is no longer published, a successor or comparable index that is published). Such amount shall be cumulative commencing 2000 and shall be calculated and paid to Groteke in a single sum on or before the first day of the second month following the applicable calendar half year, and thereafter his Salary shall be deemed to include the amount of any such increase. The first calculation and payment under this agreement shall be made on or before February 1, 2000 with respect to the period October 1, 2000 through December 31, 2000. If Groteke's employment shall terminate during any such six-month period, the cost-of-living increase provided in this Section 3(b) shall be prorated accordingly.

     (c) Salary Increase. Any amount to which Groteke's Salary is increased, as provided in Section 3(b) above or otherwise, shall not thereafter be reduced without his consent, and the term "Salary" as used in this Agreement shall refer to his Salary as thus increased.

     4. BONUSES.

     Groteke shall be eligible to receive additional bonuses during the Employment Term. NetWolves Corporation shall determine, in its discretion, the occasion for payment, and the amount, of any such bonus.

     5. LONG-TERM INCENTIVE.

     During the Employment Term, Groteke shall be eligible for an award under any long- term incentive compensation plan established by NetWolves for the benefit of Groteke or, in the absence thereof, under any such plan established for the benefit of members of the senior management of NetWolves.

     6. EQUITY OPPORTUNITY.

     During the Employment Term, Groteke shall be eligible to receive grants of options to purchase shares of NetWolves's stock and awards of shares of NetWolves's stock, either or both as determined by the Committee, under and in accordance with the terms of applicable plans of NetWolves and related option and award agreements. It is the intention of NetWolves to grant stock options to Groteke during the Employment Term.

     7. EXPENSE REIMBURSEMENT; CERTAIN OTHER COSTS.

     During the Employment Term, Groteke shall be entitled to prompt reimbursement by NetWolves for all reasonable out-of-pocket expenses incurred by him in performing services under this Agreement, upon his submission of such accounts and records as may be reasonably required by NetWolves.

    8.   PERQUISITES.

     During the Employment Term, NetWolves shall provide Groteke with the following perquisites:

     (a) an office of a size and with furnishings and other appointments, and exclusive personal secretarial and other assistance, at least equal to that provided to Groteke by NetWolves as of the date hereof; and

     (b) the use of an automobile and payment of related expenses on the same terms as in effect on the date hereof or, if more favorable to Groteke, as made available generally to other executive officers of NetWolves and its affiliates at any time thereafter.

     9. EMPLOYEE BENEFIT PLANS.

     (a) General. During the Employment Term, Groteke shall be entitled to participate in all employee benefit plans and programs made available to NetWolves's senior executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension and other retirement plans, profit-sharing plans, savings and similar plans, group life insurance, accidental death and dismemberment insurance, travel accident insurance, hospitalization insurance, surgical insurance, major and excess major medical insurance, dental insurance, short-term and long-term disability insurance, sick leave (including salary continuation arrangements), holidays, vacation (not less than four weeks in any calendar year) and any other employee benefit plans or programs that may be sponsored by NetWolves from time to time, including plans that supplement the above-listed types of plans, whether funded or unfunded.

     (b) Medical Care Reimbursement and Insurance. During the Employment Term, NetWolves shall reimburse Groteke for 100 percent of any medical expenses incurred by him for himself, his Spouse, or immediate family that are not reimbursed by insurance or otherwise, offset by any amounts that are reimbursable by Medicare if Groteke and his Spouse and immediate family, when eligible, elect to be covered by Medicare. NetWolves shall provide Groteke and

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his  Spouse  and  immediate  family  during his  lifetime  with  hospitalization insurance, surgical insurance, major and excess major medical insurance and dental insurance in accordance with the most favorable plans, policies, programs and practices of NetWolves and its Subsidiaries made available generally to other senior executive officers of NetWolves and its Subsidiaries as in effect from time to time.

     (c) Life Insurance Benefit. In addition to the group life insurance available to employees generally, NetWolves shall provide Groteke with an individual permanent life insurance benefit in an initial amount of not less than approximately $5 million, the terms and conditions of such benefit to be more fully described in an insurance ownership agreement between Groteke and NetWolves.

     (d) Disability Benefit. In consideration of the benefit payable to Groteke in the event of termination of his employment due to Disability, as provided in
Section 10(d) below, NetWolves shall not be obligated to provide Groteke with long-term disability insurance. If NetWolves elects to provide Groteke with such insurance, he shall be the owner of any individual policies obtained and shall pay the premiums thereon; provided, however, that NetWolves shall reimburse Groteke for any premiums that he pays.

     10. TERMINATION OF EMPLOYMENT.

     (a) Voluntary Termination and Termination by Mutual Agreement. Groteke may terminate his employment voluntarily at any time. If he does so, his entitlement shall be the same as if NetWolves had terminated his employment for Cause. The Parties may terminate this Agreement by mutual agreement at any time. If they do so, Groteke's entitlements shall be as the Parties mutually agree.

     (b) General. Notwithstanding anything to the contrary herein, in the event of termination of Groteke's employment under this Agreement, he or his Beneficiary, as the case may be, shall be entitled to receive (in addition to payments and benefits under, and except as specifically provided in, subsections
(c) through (i) below, as applicable):

     (i) his Salary through the date of termination;

     (ii) any unused vacation from prior years;

     (iii) any bonus awarded but not yet paid to him;

     (iv) any other compensation or benefits, including without limitation long-term incentive compensation described in Section 5 above, benefits under equity grants and awards described in Section 6 above and employee benefits under plans described in Section 9 above, that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms and conditions of each grant, award or plan; and

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     (v)  reimbursement  in  accordance  with Sections 9(a) and (b) above of any business and medical expenses incurred by Groteke or his Spouse or immediate family, as applicable, through the date of termination but not yet paid to him.

     (c) Termination due to Death. In the event that Groteke's employment is terminated due to his death, his Beneficiary shall be entitled, in addition to the compensation and benefits specified in Section 10(b), to his Salary payable for the remainder of the Employment Term at the rate in effect immediately before such termination.

     (d) Termination due to Disability. In the event of Disability, NetWolves or Groteke may terminate Groteke's employment. If Groteke's employment is terminated due to Disability, he shall be entitled, in addition to the compensation and benefits specified in Section 10(b), to his Salary payable for the remainder of the Employment Term at the rate in effect immediately before such termination, offset by any long-term disability insurance benefit that NetWolves may have elected to provide for him.

     (e) Termination by NetWolves for Cause. NetWolves may terminate Groteke's employment hereunder for Cause only upon written notice to Groteke not less than 30 days prior to any intended termination, which notice shall specify the grounds for such termination in reasonable detail. Cause shall in no event be deemed to exist except upon a finding reflected in a resolution approved by a majority (excluding Groteke) of the members of the Board (whose findings shall not be binding upon or entitled to any deference by any court, arbitrator or other decision-maker ruling on this Agreement) at a meeting of which Groteke shall have been given proper notice and at which Groteke (and his counsel) shall have a reasonable opportunity to present his case. In the event that Groteke's employment is terminated for Cause, he shall be entitled only to the compensation and benefits specified in Section 10(b).

     (f) Termination Without Cause or by Groteke for Good Reason.

     (i) Termination without Cause shall mean termination of Groteke's employment by NetWolves and shall exclude termination (A) due to death, Disability or Cause, (B) by Groteke voluntarily or (C) by mutual agreement of Groteke and NetWolves. NetWolves shall provide Groteke 15 days' prior written notice of termination by it without Cause, and Groteke shall provide NetWolves 15 days' prior written notice of his termination for Good Reason.

     (ii) In the event of termination by NetWolves of Groteke's employment without Cause or of termination by Groteke of his employment for Good Reason, he shall be entitled, in addition to the compensation and benefits specified in
Section 10(b), to:

     (A) his Salary, payable for the remainder of the Employment Term at the rate in effect immediately before such termination;

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     (B) annual  bonuses for the remainder of the Employment  Term  (including a prorated bonus for any partial Fiscal Year) equal to the average of the three highest annual bonuses awarded to him during the ten Fiscal Years preceding the Fiscal Year of termination, such bonuses to be paid at the same time annual bonuses are regularly paid by NetWolves to Groteke;

     (C) continued medical reimbursement for the remainder of the Employment Term and thereafter the lifetime medical benefits described in Section 9(b) above;

     (D) continued participation in all employee benefit plans or programs available to NetWolves employees generally in which Groteke was participating on the date of termination of his employment until the end of the Employment Term; provided; however, that (x) if Groteke is precluded from continuing his participation in any employee benefit plan or program as provided in this clause
(E), he shall be entitled to the after-tax economic equivalent of the benefits under the plan or program in which he is unable to participate until the end of the Employment Term, and (y) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that Groteke would incur in obtaining such benefit on an individual basis; and

     (E) other benefits in accordance with applicable plans and programs of the Company . (iii) Prior written consent by Groteke to any of the events described in Section 1(k) above shall be deemed a waiver by him of his right to terminate for Good Reason under this Section 10(f) solely by reason of the events set forth in such waiver.

     (g) Voluntary Termination by Groteke. Groteke shall have the right, upon 60 days' prior written notice, voluntarily to terminate his employment without Good Reason, in which event his employment shall cease and the Employment Term shall terminate as of the date stated in such notice, and he shall be entitled to receive compensation and benefits as if NetWolves had terminated his employment for Cause, as provided in Section 10(e).

     (h) Change in Control.  Notwithstanding  anything  to the  contrary in this
Section 10, termination of Groteke's employment within the one-year period following a Change in Control for any reason other than Cause, Retirement, death or Disability, shall be governed by Section 10(g). In the event of any such termination, Groteke shall be entitled to compensation and benefits in accordance with the provisions of Section 10(f)(ii).

    11.  NO DUTY TO MITIGATE.

     Groteke shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payment hereunder be subject to offset in the event Groteke does receive compensation for services from any other source.

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    12.  PARACHUTES.

     (a) Application. If all, or any portion, of the payments provided under this Agreement, and/or any other payments and benefits that Groteke receives or is entitled to receive from NetWolves or a Subsidiary, whether or not under an existing plan, arrangement or other agreement, constitutes an excess "parachute payment" within the meaning of Section 280G(b) of the Code (each such parachute payment, a "Parachute Payment") and will result in the imposition on Groteke of an excise tax under Section 4999 of the Code, then, in addition to any other benefits to which Groteke is entitled under this Agreement, NetWolves shall pay him an amount in cash equal to the sum of the excise taxes payable by him by reason of receiving Parachute Payments, plus the amount necessary to put him in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest possible applicable rates on such Parachute Payments (including without limitation any payments under this Section 12) as if no excise taxes had been imposed with respect to Parachute Payments (the "Parachute Gross-up").

     (b) Computation. The amount of any payment under this Section 12 shall be computed by a certified public accounting firm of national reputation selected by NetWolves and acceptable to Groteke. If NetWolves or Groteke disputes the computation rendered by such accounting firm, NetWolves shall select an alternative certified public accounting firm of national reputation to perform the applicable computation. If the two accounting firms cannot agree upon the computations, Groteke and NetWolves shall jointly appoint a third certified public accounting firm of national reputation within 10 calendar days after the two conflicting computations have been rendered. Such third accounting firm shall be asked to determine within 30 calendar days the computation of the Parachute Gross-up to be paid to Groteke, and payments shall be made accordingly.

     (c) Payment. In any event, NetWolves shall pay to Groteke or pay on his behalf the Parachute Gross-up as computed by the accounting firm initially selected by Groteke by the time any taxes payable by him as a result of the Parachute Payments become due, with Groteke agreeing to return the excess amount of such payment over the final computation rendered from the process described in Section 12(b). Groteke and NetWolves shall provide the accounting firms with all information that any of them reasonably deems necessary in order to compute the Parachute Gross-up. The cost and expenses of all the accounting firms retained to perform the computations described above shall be borne by NetWolves.

     In the event that the Internal Revenue Service ("IRS") or the accounting firm computing the Parachute Gross-up finally determines that the amount of excise taxes thereon initially paid was insufficient to discharge Groteke's excise tax liability, NetWolves shall make additional payments to him as may be necessary to reimburse him for discharging the full liability.

     Groteke shall apply to the IRS for a refund of any excise taxes paid and remit to NetWolves the amount of any such refund that he receives. NetWolves shall reimburse Groteke for his expenses in seeking a refund of excise taxes and for any interest and penalties imposed on excise taxes that he is required to pay.

    13.  CONFIDENTIAL INFORMATION.

    (a)  General.

     (i) Groteke understands and hereby acknowledges that as a result of his employment with NetWolves he will necessarily become informed of and have access to certain valuable and confidential information of NetWolves and any of its Subsidiaries, joint ventures and affiliates, including, without limitation, inventions, trade secrets, technical information, computer software and programs, know-how and plans ("Confidential Information"), and that any such Confidential Information, even though it may be developed or otherwise acquired by Groteke, is the exclusive property of NetWolves to be held by him in trust solely for NetWolves's benefit.

     (ii) Accordingly, Groteke hereby agrees that, during the Employment Term and subsequent to both, he shall not, and shall not cause others to, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity any Confidential Information without prior written consent of the Board, except to (A) responsible officers and employees of NetWolves or (B) responsible persons who are in a contractual or fiduciary relationship with NetWolves or who need such information for purposes in the interest of NetWolves. Notwithstanding, the foregoing, the prohibitions of this clause (ii) shall not apply to any Confidential Information that becomes of general public knowledge other than from Groteke or is required to be divulged by court order or administrative process.

     (b) Return of Documents. Upon termination of his employment with NetWolves for any reason, Groteke shall promptly deliver to NetWolves all plans, drawings, manuals, letters, notes, notebooks, reports, computer programs and copies thereof and all other materials, including without limitation those of a secret or confidential nature, relating to NetWolves's business that are then in his possession or control.

     (c) Remedies and Sanctions. In the event that Groteke is found to be in violation of Section 13(a) or (b) above, NetWolves shall be entitled to relief as provided in Section 15 below.

     14. NONCOMPETITION/NONSOLICITATION.

     (a) Prohibitions. During the Employment Term, Groteke shall not, without prior written authorization of the Board, directly or indirectly, through any other individual or entity:

     (i) become on officer or employee of, or render any service to, any direct competitor of NetWolves, which shall be define as any business engaged in Internet Security;

     (ii) solicit or induce any customer of NetWolves to cease purchasing goods or services from NetWolves or to become a customer of any competitor of NetWolves; or

     (iii) solicit or induce any employee of NetWolves to become employed by any competitor of NetWolves.

     (b) Remedies and Sanctions. In the event that Groteke is found to be in violation of Section 14(a) above, NetWolves shall be entitled to relief as provided in Section 15 below.

     (c) Exceptions. Notwithstanding anything to the contrary in Section 14(a) above, its provisions shall not:

     (i) apply if NetWolves terminates Groteke's employment without Cause or Groteke terminates his employment for Good Reason, each as provided in Section 10(f) above;

     (ii) be construed as preventing Groteke from investing his assets in any business that is not a direct competitor of NetWolves; or


     15. REMEDIES/SANCTIONS.

     Groteke acknowledges that the services he is to render under this Agreement are of a unique and special nature, the loss of which cannot reasonably or adequately be compensated for in monetary damages, and that irreparable injury and damage may result to NetWolves in the event of any breach of this Agreement or default by Groteke. Because of the unique nature of the Confidential Information and the importance of the prohibitions against competition and solicitation, Groteke further acknowledges and agrees that NetWolves will suffer irreparable harm if he fails to comply with his obligations under Section 13(a) or (b) above or Section 14(a) above and that monetary damages would be inadequate to compensate NetWolves for any such breach. Accordingly, Groteke agrees that, in addition to any other remedies available to either Party at law, in equity or otherwise, NetWolves will be entitled to seek injunctive relief or specific performance to enforce the terms, or prevent or remedy the violation, of any provisions of this Agreement.

     16. BENEFICIARIES/REFERENCES.

     Groteke shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following his death by giving NetWolves written notice thereof. In the event of Groteke's death, or of a judicial determination of his incompetence, reference in this Agreement to Groteke shall be deemed to refer, as appropriate, to his beneficiary, estate or other legal representative.

    17.  WITHHOLDING TAXES.

     All payments to Groteke or his Beneficiary under this Agreement shall be subject to withholding on account of federal, state and local taxes as required by law.

    18.  INDEMNIFICATION AND LIABILITY INSURANCE.

     Nothing herein is intended to limit NetWolves's indemnification of Groteke, and NetWolves shall indemnify him to the fullest extent permitted by applicable law consistent with NetWolves's Certificate of Incorporation and By-Laws as in effect at the beginning of the Employment Term, with respect to any action or failure to act on his part while he is an officer, director or employee of NetWolves or any Subsidiary. NetWolves shall cause Groteke to be covered at all times by directors' and officers' liability insurance on terms no less favorable than the directors' and officers' liability insurance maintained by NetWolves in effect on the date hereof in terms of coverage and amounts. NetWolves shall continue to indemnify Groteke as provided above and maintain such liability insurance coverage for him after the Employment Term for any claims that may be made against him with respect to his service as a director or officer of NetWolves or a consultant to NetWolves.

    19.  EFFECT OF AGREEMENT ON OTHER BENEFITS.

     The existence of this Agreement shall not prohibit or restrict Groteke's entitlement to participate fully in compensation, employee benefit and other plans of NetWolves in which senior executives are eligible to participate.

    20.  ASSIGNABILITY; BINDING NATURE.

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Groteke) and assigns. No rights or obligations of NetWolves under this Agreement may be assigned or transferred by NetWolves except pursuant to (a) a merger or consolidation in which NetWolves is not the continuing entity or (b) sale or liquidation of all or substantially all of the assets of NetWolves, provided that the surviving entity or assignee or transferee is the successor to all or substantially all of the assets of NetWolves and such surviving entity or assignee or transferee assumes the liabilities, obligations and duties of NetWolves under this Agreement, either contractually or as a matter of law.

     NetWolves further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall use its best efforts to have such assignee or transferee expressly agree to assume the liabilities, obligations and duties of NetWolves hereunder; provided, however, that notwithstanding such assumption, NetWolves shall remain liable and responsible for fulfillment of the terms and conditions of this Agreement; and provided, further, that in no event shall such assignment and assumption of this Agreement adversely affect Groteke's right upon a Change in Control, as provided in Section 10(i) above. No rights or obligations of Groteke under this Agreement may be assigned or transferred by him.

    21.  REPRESENTATIONS.

     The Parties respectively represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of its or his obligations, as the case may be, under this Agreement will not violate any agreement between such Party and any other person, firm or organization. NetWolves represents and warrants that this Agreement has been duly authorized by all necessary corporate action and is valid, binding and enforceable in accordance with its terms.

    22.  ENTIRE AGREEMENT.

     Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the Parties concerning the subject matter hereof, including without limitation the Prior Agreement. Payments and benefits provided under this Agreement are in lieu of any payments or other benefits under any severance program or policy of NetWolves to which Groteke would otherwise be entitled.

    23.  AMENDMENT OR WAIVER.

     No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both Groteke and an authorized officer of NetWolves. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Party to be charged with the waiver. No delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

    24.  SEVERABILITY.

     In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

    25.  SURVIVAL.

     The respective rights and obligations of the Parties under this Agreement shall survive any termination of Groteke's employment with NetWolves.

    26.  GOVERNING LAW/JURISDICTION.

     This Agreement shall be governed by and construed and interpreted in accordance with the laws of New York, without reference to principles of conflict of laws.

    27.  COSTS OF DISPUTES.

     NetWolves shall pay, at least monthly, all costs and expenses, including attorneys' fees and disbursements, of Groteke in connection with any proceeding, whether or not instituted by NetWolves or Groteke, relating to any provision of this Agreement, including but not limited to the interpretation, enforcement or reasonableness thereof; provided, however, that, if Groteke instituted the proceeding and the judge or other decision-maker presiding over the proceeding affirmatively finds that his claims were frivolous or were made in bad faith, he shall pay his own costs and expenses and, if applicable, return any amounts theretofore paid to him or on his behalf under this Section 27. Pending the outcome of any proceeding, NetWolves shall pay Groteke all amounts due to him without regard to the dispute; provided, however, that if NetWolves shall be the prevailing party in such a proceeding, Groteke shall promptly repay all amounts that he received during pendency of the proceeding.

    28.  NOTICES.

     Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered either personally, by fax, by overnight delivery service (such as Federal Express) or sent by certified or registered mail postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as the Party may subsequently give notice of.

  If to NetWolves or the Board:

    NetWolves Corporation
    4002 Eisenhower Blvd., Suite 101
    Tampa, Florida 33634
    FAX:  (813) 286-8644

  With a copy to:

    Beckman, Lieberman & Barandes, LLP
    100 Jericho Quadrangle
    Suite 329
    Jericho, New York  11753
    Attn:  David H. Lieberman, Esq.

  If to Groteke:

    Walter M. Groteke
    2731 Via Capri, Apt. 919
    Grand Venezia
    Clearwater, Florida 33764


    29.  HEADINGS.

     The  headings  of  the  sections   contained  in  this  Agreement  are  for
convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

    30.  COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above. NETWOLVES CORPORATION


                                               By:  /S/ Peter C. Castle
                                               Peter C. Castle
                                               Chief Financial Officer



                                               /s/ Walter M. Groteke
                                               Walter M. Groteke
                                                  Employee